Exhibit 10.32

Document A141TM — 2014

Standard Form of Agreement Between Owner and Design-Builder

AIA® Document A141™ — 2014

ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions end Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line In the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

Standard Form of Agreement Between Owner and Design-Builder

AGREEMENT made as of the   29th day of December __2017__ in the year 2017 (“Effective Date”)

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name, legal status, address and other information)

Athenex, Inc. (“Athenex, Inc.”)

Conventus Building

1001 Main Street, Suite 600

Buffalo, New York 14203

For the purposes of this Contract, the phrase “Owner” shall refer to Athenex, Inc. It is understood that Athenex has the right to develop the Project as defined below through, among other things, the Agreement between Athenex, Inc, and Fort Schuyler Management Corporation (“FSMC”) (the fee owner of the Property) as set forth in the Agreement for Medical Technology Research Development Innovation and Commercialization Alliance dated May 1, 2015, as amended July 21, 2015 and June 22, 2016 (the “Alliance Agreement”), pursuant to which the parties agreed to make joint investments for the construction of this Project, and through the Site Access Agreement between Athenex and FSMC dated August 14, 2017. For the purposes of this Contract, Athenex shall act as the Project Owner as defined in the Agreement and bear all responsibilities of the Owner under this Agreement. The Project is being funded in part by New York State through its chief economic development agency, the New York State Urban Development Corporation, d/b/a Empire State Development (“ESD”).

(“Owner”)

and the Design-Builder:

(Name, legal status, address and other information)

M+W U.S., Inc. (“M+W”)

201 Fuller Road, Suite 401

Albany, NY 12203

Design-Builder’s Architect (“Architect”) is:

Genesis Architects

523 Plymouth Road

Plymouth Meeting, PA 19462

for the following Project:

(Name, location and detailed description)

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		1
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Athenex Dunkirk Plant Project. The design (through Design-Builder’s Architect) and construction (by M+W U.S., Inc.) of a new Athenex facility in Dunkirk, New York which will be used for the production of oncological products. This greenfield production facility will be approximately 320,000 square feet (excluding and in addition to technical areas) with a two story high cGMP manufacturing operation, representing implementation. Additional implementations are also contemplated in the design documents and User Requirements Specification.

Dunkirk, NY

The Owner and Design-Builder agree as follows.

(Paragraph Deleted)

TABLE OF ARTICLES

1GENERAL PROVISIONS

2COMPENSATION AND PROGRESS PAYMENTS

3GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

4WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT

5WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

6CHANGES IN THE WORK

7OWNER’S RESPONSIBILITIES

8TIME

9PAYMENT APPLICATIONS AND PROJECT COMPLETION

10PROTECTION OF PERSONS AND PROPERTY

11UNCOVERING AND CORRECTION OF WORK

12COPYRIGHTS AND LICENSES

13TERMINATION OR SUSPENSION

14CLAIMS AND DISPUTE RESOLUTION

15MISCELLANEOUS PROVISIONS

16SCOPE OF THE AGREEMENT

TABLE OF EXHIBITS

ADESIGN-BUILD AMENDMENT

BINSURANCE AND BONDS

CGDA

DUSER REQUIREMENT SPECIFICATION

(Paragraph Deleted)

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		2
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E SAMPLE FORMS

ARTICLE 1GENERAL PROVISIONS

§ 1.1 Owner’s Criteria

This Agreement is based on the Owner’s Criteria set forth in this Section 1.1.

(Note the disposition for the following items by inserting the requested information or a statement such as “not applicable” or “unknown at time of execution.” If the Owner intends to provide a set of design documents, and the requested information is contained in the design documents, identify the design documents and insert “see Owner’s design documents” where appropriate.)

§ 1.1.1 The Owner’s program for the Project:

(Set forth the program, identify documentation in which the program is set forth, or state the manner in which the program will be developed.)

The Owner’s program for the Project is set forth in the User Requirements Specification dated November 7, 2017 (“URS”) and in future versions of the URS to be developed by the Owner in consultation with the Design-Builder’s Architect.

§ 1.1.2 The Owner’s design requirements for the Project and related documentation:

(Identify below, or in an attached exhibit, the documentation that contains the Owner’s design requirements, including any performance specifications for the Project.)

See URS attached hereto as EXHIBIT D.

§ 1.1.3 The Project’s physical characteristics:

(Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports; site, boundary and topographic surveys; traffic and utility studies; availability of public and private utilities and services; legal description of the site, etc.)

The Project includes the development of a new pharmaceutical manufacturing facility on a 33.5 acre site in Dunkirk, New York. The Project includes clearing and grading of the land in preparation for the construction of a two story structure with approximately 320,000 square feet (excluding and in addition to technical space) that would include manufacturing, warehousing, laboratories, office space and central utilities. Site improvements would include surface parking areas and associated lighting and landscaping.

$ 1.1.4 The Owner’s anticipated Sustainable Objective for the Project, if any:

(Identify the Owner’s Sustainable Objective for the Project such as Sustainability Certification, benefit to the environment, enhancement to the health and well-being of building occupants, or improvement of energy efficiency. If the Owner identifies a Sustainable Objective, incorporate AIA Document A141TM-2014, Exhibit C, Sustainable Projects, into this Agreement to define the terms, conditions and Work related to the Owner’s Sustainable Objective.)

Empire State Development Corporation /Athenex encourages the environmentally sustainable practice of recycling construction demolition debris rather than disposition in a landfill that M+W shall not be responsible for the demolition, removal or remediation of pre-existing structures.

§ 1.1.5 Incentive programs the Owner intends to pursue for the Project, including those related to the Sustainable Objective, and any deadlines for receiving the incentives that are dependent on, or related to, the Design-Builder’s services, are as follows:

(Identify incentive programs the Owner intends to pursue for the Project and deadlines for submitting or applying for the incentive programs.)

§ 1.1.6 The Owner’s budget for the Work to be provided by the Design-Builder is set forth below:

(Provide total or Owner’s budget, and if known, a line item breakdown of costs.)

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		3
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The Cost of the Work plus the Design-Builder’s Fee is equal to the Guaranteed Maximum Price (“GMP”). The Owner’s current budget for the GMP is $180,000,000 USD. Based upon Design-Builder’s review and the Basis of Design (“BOD”) scope, the Design-Builder’s estimate of the GMP is between $205,000,000 and $210,000,000 USD. The Parties will work together to reach a mutually acceptable GMP on or before February 28, 2018. The Work shall consist of the following Phases:

.1Phase I of the Work includes:

Total Value of Phase I: $397,225 USD

1.	Concept Revisit Consulting Services (Duration - Kick Off on July 10, 2017 through November 1, 2017) Concept Revisit Value - $295,000;
1.	Site Conditioning Portion - $102,225 USD (pending);

.2Phase II of the Work (BOD) includes:

Total Value Phase II - $4,121,453 USD:

1.	BOD Bridging/ Procurement Construction Management (“PCM”) Services - $1,874,185 USD; (Duration - September 1, 2017 through November 10, 2017);
2.

BOD Finalization/PCM Services - $2,247,268 USD; (Duration -November 10, 2017 through February 28, 2018) (Based upon Concept Revisit Design Re-scoping and Concept Revisit Estimate limiting URS Version 3 to Stage 1 Processes of IV Bags/Syringes/Ointment);

3.	performed pursuant to tins agreement between the parties, dated as of the Effective Date herein;
4.	Services shall be progress-invoiced for payment on a monthly basis.

.3Phase III of the Work consists of; (targeted to be agreed upon between the parties on February 28, 2018):

1.	Cost of the Work (all to be finalized):
1.	Construction of the Project;
2.	Detail Design Phase & Construction Administration;
3.	EPCM Services;
4.	EPCM General Conditions;
5.	EPCM Insurance;
6.	Contingency;
7.	Escalation;
8.	Commissioning of the building (not including process equipment and clean process utility system);
2.	Design-Builder’s Fee @ 2.5% (to be finalized);
3.	Services shall be progress-invoiced for payment on a monthly basis;

.4Qualification and Validation is not included in Design-Builder’s estimated GMP.

§ 1.1.7 The Owner’s design and construction milestone dates:

1Design phase milestone dates:

Conceptual Design Start Date: July of 2017

Basis of Design Start Date: September of 2017

Detail Design Start Date: Upon execution of Amendment A, which is expected to be on or about February 28 of 2018

2Construction Start Dates:

(Paragraph Deleted)

Site Work Construction Start Date: August of 2017

Project/Civil Construction Start Date: The construction start date (to be established in the Amendment - Exhibit A), which is expected to be on or about March of 2018.

3Not Used.

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		4
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4Substantial Completion targeted date: December 31, 2019

However, as a condition precedent to this Substantial Completion Date being enforceable with regards to triggering Liquidated Damages each of the following must have occurred:

1.	agreement of the GMP and execution by both parties of Exhibit A: Design-Build Amendment by February 28, 2018;
2.	placement of Electrical Switchgear Equipment order by March 31, 2018;
3.	delivery of Electrical Switchgear Equipment at the site by March 22, 2019;
4.	placement of structural steel mill order - order by March 15, 2018;
5.	Commencement of the Phase III site work by March 15, 2018;

In the event one or more, or all of the foregoing do not occur per the dates listed at no fault of Design Builder, the parties agree the Substantial Completion Date and the dates which trigger Liquidated Damages shall be extended on a day-for-day basis and all costs and expenses resulting therefrom are compensable to Design-Builder.

5Additional Staged Completion Dates:

Building Systems Commissioning - December 31, 2019

§ 1.1.8 The Owner requires the Design-Builder to retain the following Architect, Consultants and Contractors at the Design-Builder’s cost:

(List name, legal status, address and other information.)

1Architect

Genesis Architects

523 Plymouth Road

Plymouth Meeting, PA 19462

2Consultants

Ryan Biggs/Clark Davis Engineering and Surveying P.C.

257 Ushers Road

Clifton Park, NY 12065

Clark Patterson Lee

205 ST. Paul Street, Suite 500

Rochester, NY 14604

3Contractors

The Pike Company, Inc.

One Circle Street

Rochester, NY 14607

§ 1.1.9 Additional Owner’s Criteria upon which the Agreement is based:

(Identify special characteristics or needs of the Project not identified elsewhere, such as historic preservation requirements.)

N/A

§ 1.1.10 The Design-Builder shall confirm that the information included in the Owner’s Criteria complies with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities.

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		5
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§ 1.1.10.1If the Owner’s Criteria conflicts with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner of the conflict.

§ 1.1.11 If there is a change in the Owner’s Criteria, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

The Design-Builder understands that the URS is an evolving document developed by the Owner and in consultation with and reviewed by the Architect and Design-Builder and that the development of the URS may result in additional costs beyond the Guaranteed Maximum Price of the Project for all materially significant changes to it. The Parties agree that modification(s) to the Scope and/or Contract Time (including Liquidated Damages trigger dates, the scheduled Date of Substantial Completion and the subsequent Date of Final Completion extended by such modifications) of the Project after February 28, 2018 shall entitle both the Design-Builder and Owner to fair and reasonable adjustment to the Contract Time and the Contract Sum.

§ 1.1.12 If the Owner and Design-Builder intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions. Unless otherwise agreed, the parties will use AIA Document E203™-2013 to establish the protocols for the development, use, transmission, and exchange of digital data and building information modeling.

§ 1.2 Project Team

§ 1.2.1 The Owner identifies the following representative in accordance with Section 7.1.1:

(List name, address and other information.)

Rich Nassar, Vice President Operations

Athenex, Inc.

Conventus Building

1001 Main Street, Suite 600

Buffalo, New York 14203

§ 1.2.2 The persons or entities, in addition to the Owner’s representative, who are required to review the Design-Builder’s Submittals are as follows:

(List name, address and other information.)

Mark Forell, Senior Director of Engineering, Athenex, Inc., Conventus Building

1001 Main Street, Suite 600

Buffalo, New York 14203

Cynthia Mertz, Engineering Department, Athenex, Inc.,

Conventus

Building

1001 Main Street, Suite 600

Buffalo, New York 14203

§ 1.2.3 The Owner will retain the following consultants and separate contractors:

(List discipline, scope of work, and, if known, identify by name and address.)

NOT
APPLICABLE

§ 1.2.4 The Design-Builder identifies the following representative in accordance with Section 3.1.2:

(List name, address and other information.)

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		6
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Steven Heyborne

201 Fuller Road, Suite 401

Albany, New York 12203

§ 1.2.5 Neither the Owner’s nor the Design-Builder’s representative shall be changed without ten days’ written notice to the other party.

§ 1.3 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Section 14.3, the method of binding dispute resolution shall be the following:

(Check the appropriate box. If the Owner and Design-Builder do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[    ] Arbitration pursuant to Section 14.4

[ XX ] Litigation in a court of competent jurisdiction located in Erie County, New York.

[    ] Other: (Specify)

§ 1.4 Definitions

§ 1.4.1 Design-Build Documents. The Design-Build Documents consist of this Agreement between Owner and Design-Builder and its attached Exhibits (hereinafter, the “Agreement”); other documents listed in this Agreement; and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, including the Design-Build Amendment, (2) a Change Order, or (3) a Change Directive.

§ 1.4.2 The Contract. The Design-Build Documents form the Contract. The Contract represents the entire and integrated agreement between the parties and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Design-Build Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Design-Builder.

§ 1.4.3 The Work. The term “Work” means the design, construction and related services required to fulfill the Design-Builder’s obligations under the Design-Build Documents, whether completed or partially completed, and includes all labor, materials, equipment and services provided or to be provided by the Design-Builder. The Work may constitute the whole or a part of the Project.

§ 1.4.4 The Project. The Project is the total design by the Architect and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and may include design and construction by the Owner and by separate contractors.

§ 1.4.5 Instruments of Service. Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Design-Builder, Contractor(s), Architect, and Consultant(s) under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, digital models and other similar materials.

§ 1.4.6 Submittal. A Submittal is any submission to the Owner for review and approval demonstrating how the Design-Builder proposes to conform to the Design-Build Documents for those portions of the Work for which the Design-Build Documents require Submittals. Submittals include, but are not limited to, shop drawings, product data, and samples. Submittals are not Design-Build Documents unless incorporated into a Modification.

§ 1.4.7 Owner. The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		7
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representative. For this Project, the Owner is defined as Athenex, Inc. Notwithstanding any provision of this Agreement to the contrary, Design-Builder acknowledges that Owner has the right to provide information (upon which Design-Builder is entitled to rely), instruct, direct or require Design-Builder to: 1) contract with a specific sub-Subcontractor (or other specific entity(ies)); or 2) use Owner’s means, methods, techniques, sequences or procedures to complete the Works (“Owner Instructions”). In the event Design-Builder receives such Owner Instructions to proceed with the Works (without acceptance of changes that may be or may not be proposed by the Design-Builder), then Owner agrees Design-Builder shall be entitled to rely on such Owner Instructions as being sound and reliable, and Owner shall be solely responsible for any loss or damage to property or persons arising from Design-Builder’s use of such Owner Instructions and Owner shall indemnify, defend and hold harmless Design-Builder.

§ 1.4.8 Design-Builder. The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Design-Builder” means the Design-Builder or the Design-Builder’s authorized representative.

(Paragraph Deleted)

§ 1.4.9 Consultant. A Consultant is a person or entity providing professional services for the Design-Builder for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. To the extent required by the relevant jurisdiction, the Consultant shall be lawfully licensed to provide the required professional services.

§ 1.4.10 Architect. The Architect is a person or entity providing design services for the Design-Builder for all or a portion of the Work, and is lawfully licensed to practice architecture in the applicable jurisdiction. The Architect is referred to throughout the Design-Build Documents as if singular in number.

§ 1.4.11 Contractor. A Contractor is a person or entity performing all or a portion of the construction, required in connection with the Work, for the Design-Builder. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor.

§ 1.4.12 Confidential Information. Confidential Information shall be defined as all non-public, confidential, proprietary information disclosed by Athenex to M+W or any of M+W’s affiliates, consultants, vendors, employees, officers, directors, partners, shareholders, agents, attorneys, accountants or advisors (collectively, “Representatives”), whether disclosed orally or accessed in writing or electronic or other form of media, and whether or not marked, designated or otherwise identified as confidential, including without limitation;

(a)

information concerning Athenex’s customers, suppliers and other third parties, past, present and future business affairs, including without limitation finances, customer information, supplier information, products, services, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies;

(b)	unpatented inventions, ideas, methods, discoveries, formulae, processes, trade secrets, know-how, unpublished patent applications and other confidential intellectual property;
(c)

designs by Architect, specifications, documentation, components, source code, object code, images, icons, audiovisual components and objects, schematics, drawings, protocols, processes and other visual descriptions, in whole or in part, of any of the foregoing;

(d)	third party confidential information included with or incorporated in any information provided by Athenex to M+W or its Representatives; and
(e)	other information that would reasonably be considered non-public, confidential or proprietary given the nature of the information and the parties’ respective businesses.

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		8
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(f)

it is understood by the parties that New York State and its related entities may be subject to Freedom of Information Law requests (“FOIL”) in light of the State’s grant of project funds for this Project. In the event of a FOIL request, the State will provide any information required by statute, but will exempt other information, including but not limited to trade secrets, as permitted by statute.

(Paragraph Deleted)

§ 1.4.13 Contract Time. Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, as set forth in the Design-Build Amendment for Substantial Completion of the Work. Time is of the Essence with respect to this Agreement.

§ 1.4.14 Day. The term “day” as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

§ 1.4.15 Contract Sum. The Contract Sum is the amount to be paid to the Design-Builder for performance of the Work after execution of the Design-Build Amendment, as identified in Article A.1 of the Design-Build Amendment.

ARTICLE 2COMPENSATION AND PROGRESS PAYMENTS

§ 2.1 Compensation for Work Performed Prior To Execution of Design-Build Amendment

§ 2.1.1 Design-Builder to be compensated for Phases I through III in the amounts as defined in § 1.1.6 above:

1

All amounts due for Phase I Services shall be paid on or before execution of this Agreement pursuant to the terms of the consulting agreement provided that the appropriate pay application has been submitted in accordance the forms of with Exhibit E;

2

Phase II Services shall be progress-invoiced on a monthly basis and paid within thirty (30) days of the date of the invoice provided that the appropriate pay application has been submitted in accordance with the forms of Exhibit E.

In the event Phase III Services are performed prior to execution of the Design-Build Amendment:

3	Phase III Services shall be progress-invoiced on a monthly basis and paid within thirty (30) days of the date of the invoice provided that the appropriate pay application has been submitted.
4

Timely payment is a material term to this Agreement. M+W also recognizes that Project funding is being provided to Athenex by the State of New York. Amounts remaining unpaid sixty (60) days after certified and undisputed invoiced amounts are received by Athenex from M+W shall bear interest at the rate of 1.5% per month on the unpaid balance. M+W acknowledges that approval of the New York State Empire State Development Corporation is required under this Contract prior to payment. Said approval shall not be unreasonably withheld. M+W further acknowledges its responsibility to provide appropriate documentation required by the New York State Empire Development Corporation, including, but not limited to, all required payment application forms (in accordance with the forms of Exhibit E) and MWBE information/certifications.

For Phase II & III Services the professional Design-Builder’s Services to be provided will be on a cost reimbursable basis (approved NTE budget) based on billing rates as outlined in the attached billing rate tables in accordance with 2.1.2.

§ 2.1.2 The hourly billing rates for services of the Design-Builder and the Design-Builder’s Architect, Consultants and Contractors, if any, are set forth below.

(If applicable, attach an exhibit of hourly billing rates or insert them below.)

M+W has provided.

(Table Deleted)

§ 2.1.3 Compensation for Reimbursable Expenses Prior To Execution of Design-Build Amendment

AIA Document A141™ — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 17:27:10 on 12/28/2017 under Order No. 5391925728 which expires on 01/18/2018, and Is not for resale.		9
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§ 2.1.3.1 Reimbursable Expenses are in addition to compensation set forth in Section 2.1.1 and 2.1.2 and include expenses, directly related to the Project, incurred by the Design-Builder and the Design-Builder’s Architect, Consultants, and Contractors, as follows:

1	Transportation and authorized out-of-town travel and subsistence;
2	Dedicated data and communication services, teleconferences, Project web sites, and extranets;
3	Fees paid for securing approval of authorities having jurisdiction over the Project;
4	Printing, reproductions, plots, standard form documents;
5	Postage, handling and delivery;
6	Expense of overtime work requiring higher than regular rates, if authorized in advance by the Owner;
7	Renderings, physical models, mock-ups, professional photography, and presentation materials requested by the Owner;
8	All taxes levied on professional services and on reimbursable expenses; and
9	Other Project-related expenditures, if authorized in advance by the Owner.

§ 2.1.3.2 For Reimbursable Expenses, the compensation shall be the expenses the Design-Builder and the Design-Builder’s Architect, Consultants and Contractors incurred, plus an administrative fee of zero percent (0%) of the expenses incurred.

§ 2.1.4 Payments to the Design-Builder Prior To Execution of Design-Build Amendment

§ 2.1.4.1 Phase I Services shall be paid on or before execution of this Agreement pursuant to the terms of the consulting agreement.

§ 2.1.4.2 For Phase II Services Payments are due and payable upon presentation of the Design-Builder’s invoice. Amounts unpaid sixty (60) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Design-Builder.

(Paragraphs Deleted)

§ 2.1.4.3 Records of Reimbursable Expenses and services performed on the basis of hourly rates shall be available to the Owner at mutually convenient times for a period of two years following execution of the Design-Build Amendment or termination of this Agreement, whichever occurs first.

§ 2.2 Contract Sum and Payment for Work Performed After Execution of Design-Build Amendment

For the Design-Builder’s performance of the Work after execution of the Design-Build Amendment, the Owner shall pay to the Design-Builder the Contract Sum in current funds for Phase II and Phase III Services via progress-invoiced for payment on a monthly basis or as agreed to otherwise in the Design-Build Amendment, Exhibit A.

ARTICLE 3GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

§ 3.1 General

§ 3.1.1 The Design-Builder shall comply with any applicable licensing requirements in the jurisdiction where the Project is located.

§ 3.1.2 The Design-Builder shall designate in writing a representative who is authorized to act on the Design-Builder’s behalf with respect to the Project.

§ 3.1.3 The Design-Builder shall perform the Work in accordance with the Design-Build Documents. The Design-Builder shall not be relieved of the obligation to perform the Work in accordance with the Design-Build Documents by the activities, tests, inspections or approvals of the Owner.

§ 3.1.3.1 The Design-Builder shall perform the Work in compliance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder performs Work contrary to

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applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ 3.1.3.2 Neither the Design-Builder nor any Contractor, Consultant, or Architect shall be obligated to perform any act which they believe will violate any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder determines that implementation of any instruction received from the Owner, including those in the Owner’s Criteria, would cause a violation of any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner in writing. Upon verification by the Owner that a change to the Owner’s Criteria is required to remedy the violation, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 3.1.4 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder’s employees, Architect, Consultants, Contractors, and their agents and employees, and other persons or entities performing portions of the Work.

§ 3.1.5 General Consultation. The Design-Builder shall schedule and conduct periodic meetings with the Owner to review matters such as procedures, progress, coordination, and scheduling of the Work.

§ 3.1.6 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through qualified, licensed professionals. The Owner understands and agrees that the services of the Design-Builder’s Architect and the Design-Builder’s other Consultants are performed in the sole interest of, and for the exclusive benefit of, the Design-Builder.

§ 3.1.7 The Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.1.8 Progress Reports

§ 3.1.8.1 The Design-Builder shall keep the Owner informed of the progress and quality of the Work. On a monthly basis, or otherwise as agreed to by the Owner and Design-Builder, the Design-Builder shall submit written progress reports to the Owner, showing estimated percentages of completion and other information identified below:

1	Work completed for the period;
2	Project schedule status;
3	Submittal schedule and status report, including a summary of outstanding Submittals;
4	Responses to requests for information to be provided by the Owner;
5	Approved Change Orders and Change Directives;
6	Pending Change Order and Change Directive status reports;
7	Tests and inspection reports;
8	Status report of Work rejected by the Owner;
9	Status of Claims previously submitted in accordance with Article 14;
10	Cumulative total of the Cost of the Work to date including the Design-Builder’s compensation and Reimbursable Expenses, if any;
11	Current Project cash-flow and forecast reports; and
12	Additional information as agreed to by the Owner and Design-Builder.

§ 3.1.8.2 In addition, where the Contract Sum is the Cost of the Work with or without a Guaranteed Maximum Price, the Design-Builder shall include the following additional information in its progress reports:

1	Design-Builder’s work force report;
2	Equipment utilization report; and
3	Cost summary, comparing actual costs to updated cost estimates.

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§ 3.1.9 Design-Builder’s Schedules

§ 3.1.9.1 The Design-Builder, promptly after execution of this Agreement, shall prepare and submit for the Owner’s information a schedule for the Work. The schedule, including the time required for design and construction, shall not exceed time limits current under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work, and shall include allowances for periods of time required for the Owner’s review and for approval of submissions by authorities having jurisdiction over the Project.

§ 3.1.9.2 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ 3.1.10 Certifications. Upon the Owner’s written request, the Design-Builder shall obtain from the Architect, Consultants, and Contractors, and furnish to the Owner, certifications with respect to the documents and services provided by the Architect, Consultants, and Contractors (a) that, to the best of their knowledge, information and belief, the documents or services to which the certifications relate (i) are consistent with the Design-Build Documents, except to the extent specifically identified in the certificate, and (ii) comply with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in the certifications. The Design-Builder’s Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services,

§ 3.1.11 Design-Builder’s Submittals

§ 3.1.11.1 Prior to submission of any Submittals, the Design-Builder shall prepare a Submittal schedule, and shall submit the schedule for the Owner’s approval. The Owner’s approval shall not unreasonably be delayed or withheld. The Submittal schedule shall (1) be coordinated with the Design-Builder’s schedule provided in Section 3.1.9.1, (2) allow the Owner reasonable time to review Submittals, and (3) be periodically updated to reflect the progress of the Work. If the Design-Builder fails to submit a Submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of Submittals.

§ 3.1.11.2 By providing Submittals the Design-Builder represents to the Owner that it has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such Submittals with the requirements of the Work and of the Design-Build Documents.

§ 3.1.11.3 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require Submittals until the Owner has approved the respective Submittal.

§ 3.1.11.4 The Work shall be in accordance with approved Submittals except that the Design-Builder shall not be relieved of its responsibility to perform the Work consistent with the requirements of the Design-Build Documents. The Work may deviate from the Design-Build Documents only if the Design-Builder has notified the Owner in writing of a deviation from the Design-Build Documents at the time of the Submittal and a Modification is executed authorizing the identified deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in Submittals by the Owner’s approval of the Submittals.

§ 3.1.11.5 All professional design services or certifications to be provided by the Design-Builder, including all drawings, calculations, specifications, certifications, shop drawings and other Submittals, shall contain the signature and seal of the licensed design professional preparing them. Submittals related to the Work designed or certified by the licensed design professionals, if prepared by others, shall bear the licensed design professional’s written approval. The Owner and its consultants shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

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§ 3.1.12 Warranty. The Design-Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Design-Build Documents require or permit otherwise. The Design-Builder further warrants that the Work will conform to the requirements of the Design-Build Documents and will be free from defects, except for those inherent in the quality of the Work or otherwise expressly permitted by the Design-Build Documents. Work, materials, or equipment not conforming to these requirements may be considered defective. The Design-Builder’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.1.13 Royalties, Patents and Copyrights

§ 3.1.13.1 The Design-Builder shall pay all royalties and license fees.

§ 3.1.13.2 The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and its separate contractors and consultants harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Owner, or where the copyright violations are required in the Owner’s Criteria.

However, if the Design-Builder has reason to believe that the design, process or product required in the Owner’s Criteria is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner. If the Owner receives notice from a patent or copyright owner of an alleged violation of a patent or copyright, attributable to the Design-Builder, the Owner shall give prompt written notice to the Design-Builder.

§ 3.1.14 Indemnification

§ 3.1.14.1 To the fullest extent permitted by law, the Design-Builder shall indemnity and hold harmless the Owner, including the Owner’s agents and employees, as well as FSMC and the New York State Empire Development Corporation, from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.1.14.

§ 3.1.14.2 The indemnification obligation under this Section 3.1.14 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them, under workers’ compensation acts, disability benefit acts or other employee benefit acts.

§3.1.14.3 LIMIT OF LIABILITY

Notwithstanding any provision of this Agreement or Exhibit E to the contrary, Design-Builder’s maximum aggregate liability arising out of or in connection with this Agreement or the performance or non-performance of the Work, whether based on contract, warranty, guarantee, indemnity, tort, strict liability or otherwise, shall in no way exceed 50% of the total amount of this Contract.

§ 3.1.15 Contingent Assignment of Agreements

§ 3.1.15.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner, provided that:

1

assignment is effective only after termination of the Contract by the Owner for cause, pursuant to Sections 13.1.4 or 13.2.2, and only for those agreements that the Owner accepts by written notification to the Design-Builder and the Architect, Consultants, and Contractors whose agreements are accepted for assignment; and

2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

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When the Owner accepts the assignment of an agreement, the Owner assumes the Design-Builder’s rights and obligations under the agreement.

§ 3.1.15.2 Upon such assignment, if the Work has been suspended for more than 30 days, the compensation under the assigned agreement shall be equitably adjusted for increases in cost resulting from the suspension.

§ 3.1.15.3 Upon such assignment to the Owner under this Section 3.1.15, the Owner may further assign the agreement to a successor design-builder or other entity. If the Owner assigns the agreement to a successor design-builder or other entity, the Owner shall nevertheless remain legally responsible for all of the successor design-builder’s or other entity’s obligations under the agreement.

§ 3.1.16 Design-Builder’s Insurance and Bonds. The Design-Builder shall purchase and maintain insurance and provide bonds as set forth in Exhibit B.

ARTICLE 4WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT

§ 4.1 General

§ 4.1.1 Any information submitted by the Design-Builder, and any interim decisions made by the Owner, shall be for the purpose of facilitating the design process and shall not modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.1.2 The Design-Builder shall advise the Owner on proposed site use and improvements, selection of materials, and building systems and equipment. The Design-Builder shall also provide the Owner with recommendations, consistent with the Owner’s Criteria, on constructability; availability of materials and labor; time requirements for procurement, installation and construction; and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, life-cycle data, and possible cost reductions.

§ 4.2 Evaluation of the Owner’s Criteria

§ 4.2.1 The Design-Builder shall schedule and conduct meetings with the Owner and any other necessary individuals or entities to discuss and review the Owner’s Criteria as set forth in Section 1.1. The Design-Builder shall thereafter again meet with the Owner to discuss a preliminary evaluation of the Owner’s Criteria. The preliminary evaluation shall address possible alternative approaches to design and construction of the Project and include the Design-Builder’s recommendations, if any, with regard to accelerated or fast-track scheduling, procurement, or phased construction. The preliminary evaluation shall consider cost information, constructability, and procurement and construction scheduling issues.

§ 4.2.2 After the Design-Builder meets with the Owner and presents the preliminary evaluation, the Design-Builder shall provide a written report to the Owner, summarizing the Design-Builder’s evaluation of the Owner’s Criteria. The report shall also include

1	allocations of program functions, detailing each function and their square foot areas;
2	a preliminary estimate of the Cost of the Work, and, if necessary, recommendations to adjust the Owner’s Criteria to conform to the Owner’s budget;
3

a preliminary schedule, which shall include proposed design milestones; dates for receiving additional information from, or for work to be completed by, the Owner; anticipated date for the Design-Builder’s Proposal; and dates of periodic design review sessions with the Owner; and

(Paragraph Deleted)

(Paragraph Deleted)

§ 4.2.3 The Owner shall review the Design-Builder’s written report and, if acceptable, provide the Design-Builder with written consent to proceed to the development of the Preliminary Design as described in Section 4.3. The

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consent to proceed shall not be understood to modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.3 Preliminary Design

§ 4.3.1 Upon the Owner’s issuance of a written consent to proceed under Section 4.2.3, the Design-Builder shall prepare and submit a Preliminary Design to the Owner. The Preliminary Design shall include a report identifying any deviations from the Owner’s Criteria, and shall include the following:

1	Confirmation of the allocations of program functions;
2	Site plan;
3	Building plans, sections and elevations;
4	Structural system;
5	Selections of major building systems, including but not limited to mechanical, electrical and plumbing systems; and
6	Outline specifications or sufficient drawing notes describing construction materials.

The Preliminary Design may include some combination of physical study models, perspective sketches, or digital modeling.

§ 4.3.2 The Owner shall review the Preliminary Design and, if acceptable, provide the Design-Builder with written consent to proceed to development of the Design-Builder’s Proposal. The Preliminary Design shall not modify the Owner’s Criteria unless the Owner and Design-Builder execute a Modification.

§ 4.4 Design-Builder’s Proposal

§ 4.4.1 Upon the Owner’s issuance of a written consent to proceed under Section 4.3.2, the Design-Builder shall prepare and submit the Design-Builder’s Proposal to the Owner. The Design-Builder’s Proposal shall include the following:

1

A list of the Preliminary Design documents and other information, including the Design-Builder’s clarifications, assumptions and deviations from the Owner’s Criteria, upon which the Design-Builder’s Proposal is based;

2

The proposed Contract Sum, including the compensation method and, if based upon the Cost of the Work plus a fee, a written statement of estimated cost organized by trade categories, allowances, contingencies, Design-Builder’s Fee, and other items that comprise the Contract Sum;

3	The proposed date the Design-Builder shall achieve Substantial Completion;
4	An enumeration of any qualifications and exclusions, if applicable;
5	A list of the Design-Builder’s key personnel, Contractors and suppliers; and
6	The date on which the Design-Builder’s Proposal expires.

§ 4.4.2 Submission of the Design-Builder’s Proposal shall constitute a representation by the Design-Builder that it has visited the site and become familiar with local conditions under which the Work is to be completed.

§ 4.4.3 If the Owner and Design-Builder agree on a proposal, the Owner and Design-Builder shall execute the Design-Build Amendment setting forth the terms of their agreement at the contract sum and terms set forth in that Agreement. The Agreement shall be a cost plus a fee with a Guaranteed Maximum Price. It is anticipated that the Guaranteed Maximum Price for the Project will be established on or about February 28, 2018.

§ 4.5 Design-Builder’s Proposal not Accepted by Owner

§ 4.5.1 Owner shall have a maximum of fifteen (15) days after receipt of Design-Builder’s Proposal to review Design-Builder’s Proposal and notify Design-Builder in writing of its acceptance or rejection. Failure to notify the Design-Builder of Owner’s acceptance or rejection of Design-Builder’s Proposal on or before the fifteen (15) day period noted above, shall constitute Owner’s rejection of Design-Builder’s Proposal. After the fifteen (15) day period noted above, unless the parties otherwise mutually agree to extend negotiations in writing, either party may

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terminate this Agreement for convenience and without cause upon not less than an additional three (3) days’ written notice to the other party. Under the foregoing termination events, the provisions of 13.1 shall apply.

ARTICLE 5WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

§ 5.1 Construction Documents

§ 5.1.1 Upon the execution of the Design-Build Amendment, the Design-Builder shall prepare Construction Documents. The Construction Documents shall establish the quality levels of materials and systems required. The Construction Documents shall be consistent with the Design-Build Documents.

§ 5.1.2 The Design-Builder shall provide the Construction Documents to the Owner for the Owner’s information. If the Owner discovers any deviations between the Construction Documents and the Design-Build Documents, the Owner shall promptly notify the Design-Builder of such deviations in writing. The Construction Documents shall not modify the Design-Build Documents unless the Owner and Design-Builder execute a Modification. The failure of the Owner to discover any such deviations shall not relieve the Design-Builder of the obligation to perform the Work in accordance with the Design-Build Documents.

§ 5.2 Construction

§ 5.2.1 Commencement. Except as permitted in Section 5.2.2, construction shall not commence prior to execution of the Design-Build Agreement except as expressly permitted in the August 21, 2017 Consulting Agreement.

§ 5.2.2 If the Owner and Design-Builder agree in writing, construction may proceed prior to the execution of the Design-Build Amendment. However, such authorization shall not waive the Owner’s right to reject the Design-Builder’s Proposal.

§ 5.2.3 The Design-Builder shall supervise and direct the Work, using the Design-Builder’s best skill and attention. The Design-Builder shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Design-Build Documents give other specific instructions concerning these matters.

§ 5.2.4 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions arc in proper condition to receive subsequent Work.

§ 5.3 Labor and Materials

§ 5.3.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services, necessary for proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work.

§ 5.3.2 When a material or system is specified in the Design-Build Documents, the Design-Builder may make substitutions only in accordance with Article 6.

§ 5.3.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder’s employees and other persons carrying out the Work. The Design-Builder shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 5.4 Taxes

Design-Builder shall pay sales, consumer, use and similar taxes, for the Work provided by the Design-Builder, that are legally enacted when the Design-Build Amendment is executed, whether or not yet effective or merely scheduled to go into effect if required. The Project has received a sales tax exemption from the Chautauqua County Industrial Development Agency.

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§ 5.5 Permits, Fees, Notices and Compliance with Laws

§ 5.5.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall secure and pay for the building permit as well as any other permits, fees, licenses, and inspections by government agencies, necessary for proper execution of the Work and Substantial Completion of the Project.

§ 5.5.2 The Design-Builder shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, applicable to performance of the Work.

§ 5.5.3 Concealed or Unknown Conditions. If the Design-Builder encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Design-Build Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, the Design-Builder shall promptly provide notice to the Owner before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner shall promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Design-Builder’s cost of, or time required for, performance of any part of the Work, shall recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Design-Build Documents and that no change in the terms of the Contract is justified, the Owner shall promptly notify the Design-Builder in writing, stating the reasons. If the Design-Builder disputes the Owner’s determination or recommendation, the Design-Builder may proceed as provided in Article 14.

§ 5.5.4 If, in the course of the Work, the Design-Builder encounters human remains, or recognizes the existence of burial markers, archaeological sites, or wetlands, not indicated in the Design-Build Documents, the Design-Builder shall immediately suspend any operations that would affect them and shall notify the Owner. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Design-Builder shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 14.

§ 5.6 Allowances

§ 5.6.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts, and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to whom the Design-Builder has reasonable objection.

§ 5.6.2 Unless otherwise provided in the Design-Build Documents,

1	allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
2

the Design-Builder’s costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts, shall be included in the Contract Sum but not in the allowances; and

3

whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 5.6.2.1 and (2) changes in Design-Builder’s costs under Section 5.6.2.2.

§ 5.6.3 The Owner shall make selections of materials and equipment with reasonable promptness for allowances requiring Owner selection.

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§ 5.7 Key Personnel, Contractors and Suppliers

§ 5.7.1 The Design-Builder shall not employ personnel, or contract with Contractors or suppliers to whom the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable and timely objection.

§ 5.7.2 If the Design-Builder changes any of the personnel, Contractors or suppliers identified in the Design-Build Amendment, the Design-Builder shall notify the Owner and provide the name and qualifications of the new personnel, Contractor or supplier. The Owner may reply within 14 days to the Design-Builder in writing, stating (1) whether the Owner has reasonable objection to the proposed personnel, Contractor or supplier or (2) that the Owner requires additional time to review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3 Except for those persons or entities already identified or required in the Design-Build Amendment, the Design-Builder, as soon as practicable after execution of the Design-Build Amendment, shall furnish in writing to the Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner may reply within 14 days to the Design-Builder in writing stating (1) whether the Owner has reasonable objection to any such proposed person or entity or (2) that the Owner requires additional time for review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3.1 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the rejected person or entity was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person or entity’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required.

§ 5.8 Documents and Submittals at the Site

The Design-Builder shall maintain at the site for the Owner one copy of the Design-Build Documents and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Submittals. The Design-Builder shall deliver these items to the Owner in accordance with Section 9.10.2 as a record of the Work as constructed.

§ 5.9 Use of Site

The Design-Builder shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.

§ 5.10 Cutting and Patching

The Design-Builder shall not cut, patch or otherwise alter fully or partially completed construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder’s consent to cutting or otherwise altering the Work.

§ 5.11 Cleaning Up

§ 5.11.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Design-Builder shall remove waste materials, rubbish, the Design-Builder’s tools, construction equipment, machinery and surplus materials from and about the Project.

§ 5.11.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Design-Builder.

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§ 5.12 Access to Work

The Design-Builder shall provide the Owner and its separate contractors and consultants access to the Work in preparation and progress wherever located. The Design-Builder shall notify the Owner regarding Project safety criteria and programs, which the Owner, and its contractors and consultants, shall comply with while at the site.

§ 5.13 Construction by Owner or by Separate Contractors

§ 5.13.1 Owner’s Right to Perform Construction and to Award Separate Contracts

§ 5.13.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces; and to award separate contracts in connection with other portions of the Project, or other construction or operations on the site, under terms and conditions identical or substantially similar to this Contract, including those terms and conditions related to insurance and waiver of subrogation. The Owner shall notify the Design-Builder promptly after execution of any separate contract. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make a Claim as provided in Article 14.

§ 5.13.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Design-Builder” in the Design-Build Documents in each case shall mean the individual or entity that executes each separate agreement with the Owner.

§ 5.13.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces, and of each separate contractor, with the Work of the Design-Builder, who shall cooperate with them. The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.

§ 5.13.1.4 Unless otherwise provided in the Design-Build Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or separate contractors, the Owner shall be deemed to be subject to the same obligations, and to have the same rights, that apply to the Design-Builder under the Contract.

§ 5.14 Mutual Responsibility

§ 5.14.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Design-Builder’s construction and operations with theirs as required by the Design-Build Documents.

§ 5.14.2 If part of the Design-Builder’s Work depends upon construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, prepare a written report to the Owner, identifying apparent discrepancies or defects in the construction or operations by the Owner or separate contractor that would render it unsuitable for proper execution and results of the Design-Builder’s Work. Failure of the Design-Builder to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Design-Builder’s Work, except as to defects not then reasonably discoverable.

§ 5.14.3 The Design-Builder shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Design-Builder’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Design-Builder for costs the Design-Builder incurs because of a separate contractor’s delays, improperly timed activities, damage to the Work or defective construction.

§ 5.14.4 The Design-Builder shall promptly remedy damage the Design-Builder wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

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§ 5.14.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching the Work as the Design-Builder has with respect to the construction of the Owner or separate contractors in Section 5.10.

§ 5.15 Owner’s Right to Clean Up

If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

ARTICLE 6CHANGES IN THE WORK

§ 6.1 General

§ 6.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order or Change Directive, subject to the limitations stated in this Article 6 and elsewhere in the Design-Build Documents.

§ 6.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. The Owner may issue a Change Directive without agreement by the Design-Builder.

§ 6.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order or Change Directive.

§ 6.2 Change Orders

A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:

1	The change in the Work;
2	The amount of the adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation; and
3	The extent of the adjustment, if any, in the Contract Time.

§ 6.3 Change Directives

§ 6.3.1 A Change Directive is a written order signed by the Owner directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, or Contract Time. The Owner may by Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, and Contract Time being adjusted accordingly.

§ 6.3.2 A Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 6.3.3 If the Change Directive provides for an adjustment to the Contract Sum or, if prior to execution of the Design-Build Amendment, an adjustment in the Design-Builder’s compensation, the adjustment shall be based on one of the following methods:

1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
2	Unit prices stated in the Design-Build Documents or subsequently agreed upon;
3	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
4	As provided in Section 6.3.7.

§ 6.3.4 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Change Directive so that application

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of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Design-Builder, the applicable unit prices shall be equitably adjusted.

§ 6.3.5 Upon receipt of a Change Directive, the Design-Builder shall promptly proceed with the change in the Work involved and advise the Owner of the Design-Builder’s agreement or disagreement with the method, if any, provided in the Change Directive for determining the proposed adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, or Contract Time.

§ 6.3.6 A Change Directive signed by the Design-Builder indicates the Design-Builder’s agreement therewith, including adjustment in Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation, and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 6.3.7 If the Design-Builder does not respond promptly or disagrees with the method for adjustment in the Contract Sum or, if prior to execution of the Design-Build Amendment, the method for adjustment in the Design-Builder’s compensation, the Owner shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 6.3.3.3, the Design-Builder shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section 6.3.7 shall be limited to the following:

1	Additional costs of professional services;
2	Costs of labor, including social security, unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;
3	Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
4	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Design-Builder or others;
5	Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
6	Additional costs of supervision and field office personnel directly attributable to the change.

§ 6.3.8 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum or, if prior to execution of the Design-Build Amendment, in the Design-Builder’s compensation, shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 6.3.9 Pending final determination of the total cost of a Change Directive to the Owner, the Design-Builder may request payment for Work completed under the Change Directive in Applications for Payment. The Owner will make an interim determination for purposes of certification for payment for those costs deemed to be reasonably justified. The Owner’s interim determination of cost shall adjust the Contract Sum or, if prior to execution of the Design-Build Amendment, the Design-Builder’s compensation, on the same basis of a Change Order, subject to the right of Design-Builder to disagree and assert a Claim in accordance with Article 14.

§ 6.3.10 When the Owner and Design-Builder agree with a determination concerning the adjustments in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder’s compensation and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Owner and Design-Builder shall execute a Change Order. Change Orders may be issued for all or any part of a Change Directive.

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ARTICLE 7OWNER’S RESPONSIBILITIES

§ 7.1 General

§ 7.1.1 The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all Project matters requiring the Owner’s approval or authorization.

§ 7.1.2 The Owner shall render decisions in a timely manner and in accordance with the Design-Builder’s schedule agreed to by the Owner. The Owner shall furnish to the Design-Builder, within 15 days after receipt of a written request, information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 7.2 Information and Services Required of the Owner

§ 7.2.1 The Owner shall furnish information or services required of the Owner by the Design-Build Documents with reasonable promptness.

§ 7.2.2 The Owner shall provide, to the extent under the Owner’s control and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems; chemical, air and water pollution; hazardous materials; or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site. Upon receipt of a written request from the Design-Builder, the Owner shall also provide surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site under the Owner’s control.

§ 7.2.3 The Owner shall obtain an easement with respect to the Purina property located at 3800 Middle Road, Dunkirk, New York, 14048 and all other necessary easements and, shall promptly obtain all zoning variances, and legal authorizations or entitlements regarding site utilization where essential to the execution of the Project. Design-Builder shall assist Owner in this effort. Design-Builder shall obtain all building permits required by law to be obtained by the Design Builder. The Owner shall cooperate and assist the Design-Builder in this process.

§ 7.2.4 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections.

§ 7.2.5 Not Used.

§ 7.2.6 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.

§ 7.2.7 Prior to the execution of the Design-Build Amendment, the Design-Builder may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Design-Build Documents and the Design-Builder’s Proposal. Thereafter, the Design-Builder may only request such evidence if (1) the Owner fails to make payments to the Design-Builder as the Design-Build Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Design-Builder identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Design-Builder.

§ 7.2.8 Except as otherwise provided in the Design-Build Documents or when direct communications have been specially authorized, the Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder.

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§ 7.2.9 Not Used.

§ 7.2.10 The Owner shall purchase and maintain insurance as set forth in Exhibit B.

§ 7.3 Submittals

§ 7.3.1 The Owner shall review and approve or take other appropriate action on Submittals. Review of Submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities; or for substantiating instructions for installation or performance of equipment or systems; or for determining that the Submittals are in conformance with the Design-Build Documents, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents. The Owner’s action will be taken in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Owner’s judgment to permit adequate review. The Owner’s review of Submittals shall not relieve the Design-Builder of the obligations under Sections 3.1.11, 3.1.12, und 5.2.3. The Owner’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Owner, of any construction means, methods, techniques, sequences or procedures. The Owner’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 7.3.2 Upon review of the Submittals required by the Design-Build Documents, the Owner shall notify the Design-Builder of any non-conformance with the Design-Build Documents the Owner discovers.

§ 7.4 Visits to the site by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quality or quantity of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, because these are solely the Design-Builder’s rights and responsibilities under the Design-Build Documents.

§ 7.5 The Owner shall not be responsible for the Design-Builder’s failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of, and will not be responsible for acts or omissions of the Design-Builder, Architect, Consultants, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.

§ 7.6 The Owner has the authority to reject Work that does not conform to the Design-Build Documents. The Owner shall have authority to require inspection or testing of the Work in accordance with Section 15.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Consultants, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 7.7 The Owner shall determine the date or dates of Substantial Completion in accordance with Section 9.8 and the date of final completion in accordance with Section 9.10.

§ 7.8 Owner’s Right to Stop Work

If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section 11.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section 5.13.1.3.

§ 7.9 Owner’s Right to Carry Out the Work

If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other

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remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.

ARTICLE 8TIME

§ 8.1 Progress and Completion

§ 8.1.1 Time limits stated in the Design-Build Documents are of the essence of the Contract. By executing the Design-Build Amendment the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.1.2 The Design-Builder shall not, except by agreement of the Owner in writing, commence the Work prior to the effective date of insurance, other than property insurance, required by this Contract. The Contract Time shall not be adjusted as a result of the Design-Builder’s failure to obtain insurance required under this Contract.

§ 8.1.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.2 Delays and Extensions of Time

§ 8.2.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or of a consultant or separate contractor employed by the Owner; or by changes ordered in the Work by the Owner; or by labor disputes, fire, unavoidable casualties, changes to applicable law after the Effective Date of this Agreement or other causes beyond the Design-Builder’s control; or by delay authorized by the Owner pending mediation and binding dispute resolution or by other causes that the Owner determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Owner may determine.

§ 8.2.2 Claims relating to time shall be made in accordance with applicable provisions of Article 14.

§ 8.2.3 The Design-Builder’s remedy for Owner-caused delay shall be an extension of time to perform under the Contract, and shall include reimbursement of costs and expenses to Design-Builder caused by such Owner-caused delays, including extended overhead and general conditions costs; provided, however, these damages shall not include loss of opportunity costs, home office overhead, lost profit or any other consequential damages in accordance with §14.1.7.1.

ARTICLE 9PAYMENT APPLICATIONS AND PROJECT COMPLETION

§ 9.1 Contract Sum

The Contract Sum is stated in the Design-Build Amendment.

§ 9.2 Schedule of Values

Where the Contract Sum is based on a stipulated sum or Guaranteed Maximum Price, the Design-Builder, prior to the first Application for Payment after execution of the Design-Build Amendment shall submit to the Owner a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder’s Applications for Payment.

§ 9.3 Applications for Payment

§ 9.3.1 At least ten days before the date established for each progress payment, the Design-Builder shall submit to the Owner an itemized Application for Payment for completed portions of the Work. The application shall be notarized, if required, and supported by data substantiating the Design-Builder’s right to payment as the Owner may

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require, such as copies of requisitions from the Architect, Consultants, Contractors, and material suppliers, and shall reflect retainage of ten percent (10%).

§ 9.3.1.1 As provided in Section 6.3.9, Applications for Payment may include requests for payment on account of changes in the Work that have been properly authorized by Change Directives, or by interim determinations of the Owner, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay the Architect, Consultant, Contractor, material supplier, or other persons or entities providing services or work for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay.

§ 9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made for services provided as well as materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.3 The Design-Builder warrants that title to all Work, other than Instruments of Service, covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Design-Builder’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Design-Builder, Architect, Consultants, Contractors, material suppliers, or other persons or entities entitled to make a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 Certificates for Payment

The Owner shall, within seven days after receipt of the Design-Builder’s Application for Payment, issue to the Design-Builder a Certificate for Payment indicating the amount the Owner determines is properly due, and notify the Design-Builder in writing of the Owner’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Owner may withhold a Certificate for Payment in whole or in part to the extent reasonably necessary to protect the Owner due to the Owner’s determination that the Work has not progressed to the point indicated in the Design-Builder’s Application for Payment, or the quality of the Work is not in accordance with the Design-Build Documents. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Design-Builder as provided in Section 9.4. If the Design-Builder and Owner cannot agree on a revised amount, the Owner will promptly issue a Certificate for Payment for the amount that the Owner deems to be due and owing. The Owner may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued to such extent as may be necessary to protect the Owner from loss for which the Design-Builder is responsible because of

1	defective Work, including design and construction, not remedied;
2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;
3	failure of the Design-Builder to make payments properly to the Architect, Consultants, Contractors or others, for services, labor, materials or equipment;
4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
5	damage to the Owner or a separate contractor;
6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;
7	repeated failure to carry out the Work in accordance with the Design-Build Documents; or

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8

failure to file forms reasonably required by the Owner/Empire State Development in connection with applications for payment, provided, however, the form of such document have been reviewed and approved by the Design-Builder prior to execution of this Agreement.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.5.3 If the Owner withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Design-Builder and to the Architect or any Consultants, Contractor, material or equipment suppliers, or other persons or entities providing services or work for the Design-Builder to whom the Design-Builder failed to make payment for Work properly performed or material or equipment suitably delivered.

§ 9.6 Progress Payments

§ 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Design-Build Documents. The timing of payments is contingent upon Empire State Development approval. Said approval shall not be unreasonably withheld.

§ 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder no later than the time period required by applicable law, but in no event more than seven days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, or other person or entity. The Design-Builder shall, by appropriate agreement with each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

§ 9.6.3 The Owner will, on request and if practicable, furnish to the Architect, a Consultant, Contractor, or other person or entity providing services or work for the Design-Builder, information regarding percentages of completion or amounts applied for by the Design-Builder and action taken thereon by the Owner on account of portions of the Work done by such Architect, Consultant, Contractor or other person or entity providing services or work for the Design-Builder.

§ 9.6.4 The Owner has the right to request written evidence from the Design-Builder that the Design-Builder has properly paid the Architect, Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, amounts paid by the Owner to the Design-Builder for the Work. If the Design-Builder fails to furnish such evidence within seven days, the Owner shall have the right to contact the Architect, Consultants, and Contractors to ascertain whether they have been properly paid. The Owner shall have no obligation to pay or to see to the payment of money to a Consultant or Contractor, except as may otherwise be required by law.

§ 9.6.5 Design-Builder payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ 9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by the Architect, Consultants, Contractors and other person or entity providing services or work for the Design-Builder, shall be held by the Design-Builder for the Architect and those Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, for which payment was made by the Owner.

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§ 9.7 Failure of Payment

If the Owner does not issue a Certificate for Payment, through no fault of the Design-Builder, within the time required by the Design-Build Documents, (or issues such Certificate for Payment, but does not pay Design-Builder when due) then the Design-Builder may, upon seven additional days’ written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Design-Build Documents.

§ 9.8 Substantial Completion

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. Notwithstanding the foregoing, and for the avoidance of doubt, Owner acknowledges and agrees that none of the systems will be qualified and validated by Design-Builder and that system qualification and validation is not part of the Design-Builder’s scope of Work and not included in the GMP. Moreover the Owner acknowledges that Design-Builder is not responsible for commissioning of process equipment and not included in the GMP.. The date of Substantial Completion is the date certified by the Owner in accordance with this Section 9.8.

§ 9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ 9.8.3 Upon receipt of the Design-Builder’s list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Design-Builder’s list, which is not sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Design-Builder shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine Substantial Completion.

§ 9.8.4 Prior to issuance of the Certificate of Substantial Completion under Section 9.8.5, the Owner and Design-Builder shall discuss and then determine the parties’ obligations to obtain and maintain property insurance following issuance of the Certificate of Substantial Completion.

§ 9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder will prepare for the Owner’s signature a Certificate of Substantial Completion that shall, upon the Owner’s signature, establish the date of Substantial Completion; establish responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Design-Builder shall finish all items on the list accompanying the Certificate. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.6 The Certificate of Substantial Completion shall be submitted by the Design-Builder to the Owner for written acceptance of responsibilities assigned to it in the Certificate. Upon the Owner’s acceptance, and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to, by endorsement or otherwise, by the insurer providing property insurance and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the

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portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Upon receipt of the Design-Builder’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Design-Build Documents and the Contract fully performed, the Owner will, subject to Section 9.10.2, promptly issue a final Certificate for Payment.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work, for which the Owner or the Owner’s property might be responsible or encumbered, (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) as-constructed record copy of the Construction Documents marked to indicate field changes and selections made during construction, (6) manufacturer’s warranties, product data, and maintenance and operations manuals, and (7) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, or releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, to the extent and in such form as may be designated by the Owner. If an Architect, a Consultant, or a Contractor, or other person or entity providing services or work for the Design-Builder, refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such liens, claims, security interests, or encumbrances. If such liens, claims, security interests, or encumbrances remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be compelled to pay in discharging such liens, claims, security interests, or encumbrances, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Design-Builder, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder to the Owner prior to issuance of payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
2	failure of the Work to comply with the requirements of the Design-Build Documents; or
3	terms of special warranties required by the Design-Build Documents.

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§ 9.10.5 Acceptance of final payment by the Design-Builder shall constitute a waiver of claims by the Design-Builder except those previously made in writing and identified by the Design-Builder as unsettled at the time of final Application for Payment.

ARTICLE 10PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

The Design-Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property

§ 10.2.1 The Design-Builder shall be responsible for precautions for the safety of, and reasonable protection to prevent damage, injury or loss to

1	employees on the Work and other persons who may be affected thereby;
2

the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Design-Builder or the Architect, Consultants, or Contractors, or other person or entity providing services or work for the Design-Builder; and

3

other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, or structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Design-Builder shall comply with, and give notices required by, applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property, or their protection from damage, injury or loss.

§ 10.2.3 The Design-Builder shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notify owners and users of adjacent sites and utilities of the safeguards and protections.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods, are necessary for execution of the Work, the Design-Builder shall exercise utmost care, and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3, caused in whole or in part by the Design-Builder, the Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections 10.2.1.2 and 10.2.1.3; except damage or loss attributable to acts or omissions of the Owner, or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder’s obligations under Section 3.1.14.

§ 10.2.6 The Design-Builder shall designate a responsible member of the Design-Builder’s organization, at the site, whose duty shall be the prevention of accidents. This person shall be the Design-Builder’s superintendent unless otherwise designated by the Design-Builder in writing to the Owner.

§ 10.2.7 The Design-Builder shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 Injury or Damage to Person or Property. If the Owner or Design-Builder suffers injury or damage to person or property because of an act or omission of the other, or of others for whose acts such party is legally responsible, written notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable

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time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials

§ 10.3.1 The Design-Builder is responsible for compliance with any requirements included in the Design-Build Documents regarding hazardous materials. If the Design-Builder encounters a hazardous material or substance not addressed in the Design-Build Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing.

§ 10.3.2 Upon receipt of the Design-Builder’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder will promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Design-Builder. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Design-Builder’s reasonable additional costs of shut-down, delay and start-up.

(Paragraph Deleted)

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, the Architect, Consultants, and Contractors, and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area, if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to, or destruction of, tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Design-Builder brings to the site unless such materials or substances are required by the Owner’s Criteria. The Owner shall be responsible for materials or substances required by the Owner’s Criteria, except to the extent of the Design-Builder’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Design-Builder shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Design-Builder brings to the site and negligently handles, or (2) where the Design-Builder fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

§ 10.3.6 If, without negligence on the part of the Design-Builder, the Design-Builder is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

§ 10.3.7 Under no circumstances whatsoever is Design-Builder responsible to demolish, remove or remediate preexisting hazardous materials or substances, known or unknown, at the site.

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(Paragraph Deleted)

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder’s discretion, to prevent threatened damage, injury or loss.

ARTICLE 11UNCOVERING AND CORRECTION OF WORK

`§ 11.1 Uncovering of Work

The Owner may request to examine a portion of the Work that the Design-Builder has covered to determine if the Work has been performed in accordance with the Design-Build Documents. If such Work is in accordance with the Design-Build Documents, the Owner and Design-Builder shall execute a Change Order to adjust the Contract Time and Contract Sum, as appropriate. If such Work is not in accordance with the Design-Build Documents, the costs of uncovering and correcting the Work shall be at the Design-Builder’s expense and the Design-Builder shall not be entitled to a change in the Contract Time unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs and the Contract Time will be adjusted as appropriate.

§ 11.2 Correction of Work

§ 11.2.1 Before or After Substantial Completion. The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design consultant employed by the Owner whose expenses and compensation were made necessary thereby, shall be at the Design-Builder’s expense.

§ 11.2.2 After Substantial Completion

§ 11.2.2.1 In addition to the Design-Builder’s obligations under Section 3.1.12, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found not to be in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of the Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section 7.9.

§ 11.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 11.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section 11.2.

§ 11.2.3 The Design-Builder shall remove from the site portions of the Work that are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.

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§ 11.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction of the Owner or separate contractors, whether completed or partially completed, caused by the Design-Builder’s correction or removal of Work that is not in accordance with the requirements of the Design-Build Documents.

§ 11.2.5 Nothing contained in this Section 11.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder has under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section 11.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder’s liability with respect to the Design-Builder’s obligations other than specifically to correct the Work.

§ 11.3 Acceptance of Nonconforming Work

If the Owner prefers to accept Work that is not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 12COPYRIGHTS AND LICENSES

§ 12.1 Drawings, specifications, and other documents furnished by the Design-Builder, including those in electronic form, are Instruments of Service. The Design-Builder, and the Architect, Consultants, Contractors, and any other person or entity providing services or work for any of them, shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and shall retain all common law, statutory and other reserved rights, including copyrights. Submission or distribution of Instruments of Service to meet official regulatory requirements, or for similar purposes in connection with the Project, is not to be construed as publication in derogation of the reserved rights of the Design-Builder and the Architect, Consultants, and Contractors, and any other person or entity providing services or work for any of them.

§ 12.2 The Design-Builder and the Owner warrant that in transmitting Instruments of Service, or any other information, the transmitting party is the copyright owner of such information or has permission from the copyright owner to transmit such information for its use on the Project.

§ 12.3 Upon execution of the Agreement, the Design-Builder grants to the Owner a limited, irrevocable and nonexclusive license to use the Instruments of Service solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner substantially performs its obligations, including prompt payment of all sums when due, under the Design-Build Documents. The license granted under this section permits the Owner to authorize its consultants and separate contractors to reproduce applicable portions of the Instruments of Service solely and exclusively for use in performing services or construction for the Project. If the Design-Builder rightfully terminates this Agreement for cause as provided in Section 13.1.4 or 13.2.1 the license granted in this Section 12.3 shall terminate.

§ 12.3.1 The Design-Builder shall obtain non-exclusive licenses from the Architect, Consultants, and Contractors, that will allow the Design-Builder to satisfy its obligations to the Owner under this Article 12. The Design-Builder’s licenses from the Architect and its Consultants and Contractors shall also allow the Owner, in the event this Agreement is terminated for any reason other than the default of the Owner or in the event the Design-Builder’s Architect, Consultants, or Contractors terminate their agreements with the Design-Builder for cause, to obtain a limited, irrevocable and non-exclusive license solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner (1) agrees to pay to the Architect, Consultant or Contractor all amounts due, and (2) provide the Architect, Consultant or Contractor with the Owner’s written agreement to indemnify and hold harmless the Architect, Consultant or Contractor from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner’s alteration or use of the Instruments of Service.

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§ 12.3.2 In the event the Owner alters the Instruments of Service without the author’s written authorization or uses the Instruments of Service without retaining the authors of the Instruments of Service, the Owner releases the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all claims and causes of action arising from or related to such uses. The Owner, to the extent permitted by law, further agrees to indemnify and hold harmless the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner’s alteration or use of the Instruments of Service under this Section 12.3.2. The terms of this Section 12.3.2 shall not apply if the Owner rightfully terminates this Agreement for cause under Sections 13.1.4 or 13.2.2.

ARTICLE 13TERMINATION OR SUSPENSION

§ 13.1 Termination or Suspension Prior to Execution of the Design-Build Amendment

§ 13.1.1 If the Owner fails to make payments to the Design-Builder for Work prior to execution of the Design-Build Amendment in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Design-Builder’s option, cause for suspension of performance of services under this Agreement. If the Design-Builder elects to suspend the Work, the Design-Builder shall give seven days’ written notice to the Owner before suspending the Work. In the event of a suspension of the Work, the Design-Builder shall have no liability to the Owner for delay or damage caused by the suspension of the Work. Before resuming the Work, the Design-Builder shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Design-Builder’s Work. The Design-Builder’s compensation for, and time to complete, the remaining Work shall be equitably adjusted.

§ 13.1.2 If the Owner suspends the Project, the Design-Builder shall be compensated for the Work performed prior to notice of such suspension. When the Project is resumed, the Design-Builder shall be compensated for expenses incurred in the interruption and resumption of the Design-Builder’s Work. The Design-Builder’s compensation for, and time to complete, the remaining Work shall be equitably adjusted.

§ 13.1.3 If the Owner suspends the Project for more than 90 cumulative days for reasons other than the fault of the Design-Builder, the Design-Builder may terminate this Agreement by giving not less than seven days’ written notice. Prior to abandoning the Project, the Design-Builder must give both Athenex and the Empire State Development Corporation 30 days’ notice of said intention during which Empire State Development Corporation has the right to accept assignment of the Design-Build Agreement and prosecute the Work.

§ 13.1.4 Either party may terminate this Agreement upon not less than seven days’ written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

§ 13.1.5 The Owner may terminate this Agreement upon not less than seven days’ written notice to the Design-Builder for the Owner’s convenience and without cause.

§ 13.1.6 In the event of termination not the fault of the Design-Builder (including the Design-Builder’s right to terminate pursuant to Section 4.5 and that the Owner herein agrees such termination pursuant to Section 4.5 qualifies as ‘not the fault of Design Builder’), the Design-Builder shall be compensated for Work performed prior to termination, together with Reimbursable Expenses then due and any other costs incurred and commitments made (including restocking or termination of orders made by Design-Builder) in pursuit of the Work, and expenses directly attributable to termination for which the Design-Builder is not otherwise compensated. In no event shall the Design-Builder’s compensation under this Section 13.1.6 be greater than the compensation set forth in Section 2.1.

§ 13.2 Termination or Suspension Following Execution of the Design-Build Amendment

§ 13.2.1 Termination by the Design-Builder

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§ 13.2.1.1 The Design-Builder may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Design-Builder, the Architect, a Consultant, or a Contractor, or their agents or employees, or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
2	An act of government, such as a declaration of national emergency that requires all Work to be stopped;
3

Because the Owner has not issued a Certificate for Payment and has not notified the Design-Builder of the reason for withholding certification as provided in Section 9.5.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Design-Build Documents; or

4	The Owner has failed to furnish to the Design-Builder promptly, upon the Design-Builder’s request, reasonable evidence as required by Section 7.2.7.

§ 13.2.1.2 The Design-Builder may terminate the Contract if, through no act or fault of the Design-Builder, the Architect, a Consultant, a Contractor, or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 13.2.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 13.2.1.3 If one of the reasons described in Section 13.2.1.1 or 13.2.1.2 exists, the Design-Builder may, upon seven days’ written notice to the Owner, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 13.2.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or any other persons or entities performing portions of the Work under contract with the Design-Builder because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days’ written notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 13.2.1.3.

§ 13.2.2 Termination by the Owner For Cause

§ 13.2.2.1 The Owner may terminate the Contract if the Design-Builder

1	fails to submit the Proposal by the date required by this Agreement, or if no date is indicated, within a reasonable time consistent with the date of Substantial Completion;
2	repeatedly refuses or fails to supply an Architect, or enough properly skilled Consultants, Contractors, or workers or proper materials;
3	fails to make payment to the Architect, Consultants, or Contractors for services, materials or labor in accordance with their respective agreements with the Design-Builder;
4	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
5	is otherwise guilty of substantial breach of a provision of the Design-Build Documents.

§ 13.2.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder’s surety, if any, seven days’ written notice, terminate employment of the Design-Builder and may, subject to any prior rights of the surety:

1	Exclude the Design-Builder from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Design-Builder;
2	Accept assignment of the Architect, Consultant and Contractor agreements pursuant to Section 3.1.15; and
3

Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.

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§ 13.2.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 13.2.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ 13.2.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay the difference to the Owner. The obligation for such payments shall survive termination of the Contract.

§ 13.2.3 Suspension by the Owner for Convenience

§ 13.2.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 13.2.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 13.2.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or
2	that an equitable adjustment is made or denied under another provision of the Contract.

§ 13.2.4 Termination by the Owner for Convenience

§ 13.2.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 13.2.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Design-Builder shall

1	cease operations as directed by the Owner in the notice;
2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and,
3

except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing Project agreements, including agreements with the Architect, Consultants, Contractors, and purchase orders, and enter into no further Project agreements and purchase orders.

§ 13.2.4.3 In case of such termination for the Owner’s convenience, the Design-Builder shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

ARTICLE 14CLAIMS AND DISPUTE RESOLUTION

§ 14.1 Claims

§ 14.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 14.1.2 Time Limits on Claims. The Owner and Design-Builder shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other, arising out of or related to the Contract in accordance with the requirements of the binding dispute resolution method selected in Section 1.3, within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Design-Builder waive all claims and causes of action not commenced in accordance with this Section 14.1.2.

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§ 14.1.3 Notice of Claims

§ 14.1.3.1 Prior To Final Payment. Prior to Final Payment, Claims by either the Owner or Design-Builder must be initiated by written notice to the other party within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 14.1.3.2 Claims Arising After Final Payment. After Final Payment, Claims by either the Owner or Design-Builder that have not otherwise been waived pursuant to Sections 9.10.4 or 9.10.5, must be initiated by prompt written notice to the other party. The notice requirement in Section 14.1.3.1 and the Initial Decision requirement as a condition precedent to mediation in Section 14.2.1 shall not apply.

§ 14.1.4 Continuing Contract Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 13, the Design-Builder shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents.

§ 14.1.5 Claims for Additional Cost. If the Design-Builder intends to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the portion of the Work that relates to the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 14.1.6 Claims for Additional Time

§ 14.1.6.1 If the Design-Builder intends to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 14.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction.

§ 14.1.7 Claims for Consequential Damages and Liquidated Damages

The Design-Builder and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

1

damages incurred by the Owner for rental expenses, for losses of use, income, profit, contract, good will, opportunity, production, financing, business and reputation, reduction in output, cost of stoppage and for loss of management or employee productivity or of the services of such persons or consequential loss or damage which may be suffered or incurred by Owner as a result of breach of contract, warranty, guarantee, indemnity, tort, strict liability or otherwise; and

2	damages incurred by the Design-Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 13. Nothing contained in this Section 14.1.7 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Design-Build Documents.

§ 14.1.8 Owner and Design-Builder recognize that time is of the essence and the Owner will suffer financial loss if the Work is not complete within the time specified above, plus any extensions thereof allowed. If the Design-Builder fails to achieve Substantial Completion by the date specified in Exhibit A (Amendment), the Owner and Design-Builder agree that as liquidated damages, and not as a penalty, for delay in performance, the Design-Builder shall pay the Owner in the amount stipulated below for each and every calendar day that expires after the agreed-upon date for Substantial Completion, the Owner shall have the right to deduct liquidated damages from any amount due or that may become due to the Design-Builder, or to collect such liquidated damages from the Design-Builder or its Surety. The Owner has the option to enforce liquidated damages or to waive such damages.

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§ 14.1.9 The liquidated damages herein specified shall only apply to Design-Builder’s delay in performance and damages associated with such delay, and shall not otherwise limit Owner’s ability to seek or recover damages for any deficiencies or defects in Design-Builder’s work or such other damages to which Owner may be entitled under other provisions of this Agreement. If the Owner charges liquidated damages to the Design-Builder, this shall not preclude the Owner from commencing an action against the Design-Builder for other actual harm resulting from the Design-Builder’s performance. Notwithstanding the foregoing, however, and for the avoidance of doubt, the Owner’s sole and exclusive remedy for delay shall be the recovery of liquidated damage as specified in Section 14.1.11 of this Agreement.

§ 14.1.10 The damages that Owner may suffer as a result of delay in completion of the Project are uncertain in amount and difficult to measure and prove accurately. By executing this Contract, the Design-Builder agrees that the liquidated damages specified herein are reasonable in amount and are not disproportionate to actual anticipated damages caused by delay.

§ 14.1.11 In order to recover liquidated damages, the Owner is under no obligation to prove the actual damages sustained by the Owner due to the Design-Builder’s delay in performance. The parties agree that liquidated damages shall be computed as follows for each and every day that completion of the Work shall be delayed beyond the date of substantial completion: Design Builder shall owe the Owner liquidated damages in the amount of $2,500 per day for every day the Design-Builder fails to achieve Substantial Completion per the schedule for Project completion for the first sixty (60) days of said failure. The Design-Builder shall owe the Owner liquidated damages in the amount of $5,000 per day for failure to achieve Substantial Completion within sixty-one (61) to one hundred twenty (120) days of the contractually required date of Substantial Completion. Any failure of the Design-Builder to achieve Substantial Completion pursuant to the Project schedule after one hundred twenty (120) days shall result in liquidated damages of $7,500 per day.

§ 14.2 Initial Decision and Dispute Resolution

§ 14.2.1 Either party may initiate a dispute resolution proceeding by written notice to the other party setting forth the subject of the claim, dispute or controversy (“Initial Claim”) and the requested relief. The recipient of such notice shall respond within ten (10) business days with a written statement of its position and recommend a solution to the claim.

§ 14.2.2 An initial decision shall be required as a condition precedent to litigation of all claims between the Owner and the Design-Builder initiated prior to the date of final payment, unless thirty (30) days have passed after the claim is initiated with no decision having been rendered.

§ 14.2.3 Procedure

§ 14.2.3.1 Claims Initiated by the Owner. If the Owner initiates a Claim, the Design-Builder shall provide a written response to Owner within ten days after receipt of the notice required under Section 14.1.3.1. Thereafter, the Owner shall render an initial decision within ten days of receiving the Design-Builder’s response: (1) withdrawing the Claim in whole or in part, (2) approving the Claim in whole or in part, or (3) suggesting a compromise.

§ 14.2.3.2 Claims Initiated by the Design-Builder. If the Design-Builder initiates a Claim, the Owner will take one or more of the following actions within ten days after receipt of the notice required under Section 14.1.3.1: (1) request additional supporting data, (2) render an initial decision rejecting the Claim in whole or in part, (3) render an initial decision approving the Claim, (4) suggest a compromise or (5) indicate that it is unable to render an initial decision because the Owner lacks sufficient information to evaluate the merits of the Claim.

§ 14.2.4 In evaluating Claims, the Owner may, but shall not be obligated to, consult with or seek information from persons with special knowledge or expertise who may assist the Owner in rendering a decision. The retention of such persons shall be at the Owner’s expense.

§ 14.2.5 If the Owner requests the Design-Builder to provide a response to a Claim or to furnish additional supporting data, the Design-Builder shall respond, within ten days after receipt of such request, and shall either

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(1) provide a response on the requested supporting data, (2) advise the Owner when the response or supporting data will be furnished or (3) advise the Owner that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Owner will either reject or approve the Claim in whole or in part.

§ 14.2.6 The Owner’s initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) identify any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute.

§ 14.2.7 The parties shall meet in an attempt to resolve any dispute or claim between the parties. Either party may refer a claim to a panel (“Panel”) consisting of a designated senior representative from each party (“Representative”) who shall have the authority to resolve such claim. The Representative shall not have been directly involved in the services and shall negotiate in good faith. No written or verbal representation made by either party in the

(Paragraph Deleted)

course of any Panel discussion or other settlement negotiations shall be deemed to be a party admission. If the Representatives are unable to resolve the dispute, the Initial Decision made by the Owner shall remain in place subject to dispute resolution as called for in this Contract

ARTICLE 15MISCELLANEOUS PROVISIONS

§ 15.1 Governing Law. The Contract shall be governed by the law of the State of New York where the Project is located. The following terms (individually or together): “applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities,” and the like, shall mean those applicable as

(Paragraph Deleted)

of the Effective Date of this Agreement. Any disputes arising under this agreement shall be brought in a state or federal court of competent jurisdiction located in Erie County, New York.

§ 15.1.1 Non-Discrimination and Contractor & Supplier Diversity Requirements CONTRACTOR REQUIREMENTS AND PROCEDURES FOR PARTICIPATION BY NEW YORK STATE CERTIFIED MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES AND EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITY GROUP MEMBERS AND WOMEN. Pursuant to New York State Executive Law Article 15‑A and Parts 140-145 of Title 5 of the New York Codes, Rules and Regulations, Empire State Development is required to promote opportunities for the maximum feasible participation of New York State-certified Minority and Women- Owned Business Enterprises (“MWBEs”) and the employment of minority group members and women in the performance of ESD contracts. As part of requirements of the grant between ESD and Athenex, MWBE goals will be required for all aspects of the Project. M+W will be required to implement these procedures and goals in accordance with New York State Executive Law Article 15-A and

(Paragraph Deleted)

Parts 140-145 of Title 5 of the New York Codes, Rules and Regulations. The diversity requirements for this Project as defined by the Empire State Development Corporation in its Capital Grant Disbursement Agreement with Athenex included in the Project GDA are incorporated into this Agreement and are attached hereto as

(Paragraphs Deleted)

part of Exhibit C.

§ 15.2 Successors and Assigns

§ 15.2.1 The Owner and Design-Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section 15.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless

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remain legally responsible for all obligations under the Contract. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights for any person or entity not a party to this Agreement.

§ 15.2.2 The Owner may, without consent of the Design-Builder, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§ 15.2.3 If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute certificates, other than those required by Section 3.1.10, the Owner shall submit the proposed language of such certificates for review at least 14 days prior to the requested dates of execution. If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute consents reasonably required to facilitate assignment to a lender, the Design-Builder, Architect, Consultants, or Contractors shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to them for review at least 14 days prior to execution. The Design-Builder, Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 15.3 Written Notice

Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 15.4 Rights and Remedies

§ 15.4.1 Duties and obligations imposed by the Design-Build Documents, and rights and remedies available thereunder, shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 15.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 15.5 Tests and Inspections

§ 15.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Design-Build Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Design-Builder.

§ 15.5.2 If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Section 15.5.1, the Owner will instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 15.5.3, shall be at the Owner’s expense.

§ 15.5.3 If such procedures for testing, inspection or approval under Sections 15.5.1 and 15.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure shall be at the Design-Builder’s expense.

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§ 15.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ 15.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

§ 15.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 15.6 Confidential Information

If the Owner or Design-Builder transmits Confidential Information, the transmission of such Confidential Information constitutes a warranty to the party receiving such Confidential Information that the transmitting party is authorized to transmit the Confidential Information. If a party receives Confidential Information, the receiving party shall keep the Confidential Information strictly confidential and shall not disclose it to any other person or entity except as set forth in Section 15.6.1.

§ 15.6.1 A party receiving Confidential Information may disclose the Confidential Information as required by law or court order, including a subpoena or other form of compulsory legal process issued by a court or governmental entity. A party receiving Confidential Information may also disclose the Confidential Information to its employees, consultants or contractors in order to perform services or work solely and exclusively for the Project, provided those employees, consultants and contractors are subject to the restrictions on the disclosure and use of Confidential Information as set forth in this Contract.

§ 15.7 Notwithstanding the above, these restrictions shall not apply to Confidential Information which (i) is already known to Design-Builder at the time of its disclosure; (ii) becomes publicly known through no wrongful act or omission of Design-Builder; (iii) is communicated to a third party with the express written consent of Owner and not subject to restrictions on further use or disclosure; (iv) is independently development by Design-Builder; or (v) to the extent such Confidential Information is required by law to be disclosed to any governmental agency or authority; provided that before making such disclosure, Design-Builder shall promptly provide Owner with written notice of such requirement and a reasonable opportunity for Owner to object to the disclosure or to take action that Owner deems appropriate to maintain the confidentiality of the Confidential Information.

§ 15.8 Design-Builder shall use its commercially reasonable efforts to protect and safeguard the confidentiality of all confidential information. Design-Builder shall not disclose any such confidential information to any person or entity, except Design-Builder’s Representatives who need to know the confidential information to assist Design-Builder or to act on its behalf in relation to the Project. Design-Builder shall inform in writing all such recipients of the nature of the confidential information and the appropriate handling of it.

§ 15.9 Any disclosure by Design-Builder or any of its Representatives of any confidential information pursuant to a valid order issued by a court or governmental agency or court of competent jurisdiction (“Legal Order”) shall be subject to the terms of this section. Prior to making any such disclosure, the recipient shall provide Owner with:

1.	prompt written notice of such requirement so that Owner may seek a protective order or other remedy;
2.	reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure;
3.

if after providing such notice and assistance required herein the recipient remains subject to a Legal Order to disclose any confidential information, the recipient shall disclose and, if applicable, shall require its representatives or other persons to whom such Legal Order is directed to disclose, no more than that portion of the confidential information which, on the advice of legal counsel, such Legal Order specifically requires and shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such confidential information will be afforded confidential treatment.

§ 15.10 Upon termination of this Agreement or upon Owner’s written request, Design-Builder shall return the Confidential Information to Owner or destroy the Confidential Information in Design-Builder’s possession or control. Notwithstanding the above, Design-Builder shall be entitled to retain a copy of such Confidential

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Information relating to the Services or this Agreement for its archives, subject to Design-Builder’s continued compliance with this Article 15.10.

§ 15.11 Design-Builder shall defend, indemnify and hold harmless Owner, its affiliates and their Representatives, shareholders, officers, directors, employees, named agents, successors and permitted assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interests, awards, penalties, fines, costs or expenses, including reasonable attorneys’ fees in connection with any third party claim or suit to the extent caused by any material breach of the confidentiality provisions in this Agreement.

§ 15.12 The parties agree that this Agreement does not require or compel Owner to disclose any Confidential Information to Design-Builder.

§ 15.13 Design-Builder acknowledges that money damages might not be a sufficient remedy for any breach or threatened breach of the confidentiality provisions of this Agreement by Design-Builder or its Representatives. Therefore, in addition to all other remedies available at law, the disclosing party shall be entitled to seek specific performance, injunctive and/or other equitable relief as a remedy for any such breach or threatened breaches, and Design-Builder hereby waives any requirement for the securing or posting of any bond or the showing of any actual monetary damages in connection with such claim.

§ 15.14 Capitalization

Terms capitalized in the Contract include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 15.15 Interpretation

§ 15.15.1 In the interest of brevity the Design-Build Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 15.15.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.

§15.16 Liens

After payment when due for work performed has been made to Design-Builder, Design-Builder agrees to promptly remove any liens filed against the Project directly related to such payment, by either bonding off said liens or otherwise satisfying them.

ARTICLE 16SCOPE OF THE AGREEMENT

§ 16.1 This Agreement is comprised of the following documents listed below:

1 AIA Document A141™—2014, Standard Form of Agreement Between Owner and Design-Builder

2 AIA Document A141™—2014, Exhibit A, Design-Build Amendment, if executed

3 AIA Document A141™—2014, Exhibit B, Insurance and Bonds

4 Exhibit C, Grant Disbursement Agreement

5 URS dated November 7, 2017, EXHIBIT D

6 AIA Document

G702/703-1992 Exhibit E, which includes samples of all required appropriate pay application forms

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Other:

This Agreement entered into as of the day and year first written above.

ATHENEX, INC.	M+W U.S., INC.
OWNER (Signature)	DESIGN-BUILDER (Signature)
/s/ Richard Nassar	/s/ Werner Greyling
Rich Nassar, Vice-President Operations	Name:
Conventus Building	Title:
1001 Main Street, Suite 600	201 Fuller Road, Suite 401
Buffalo, New York 14203	Albany, New York 12203
(Printed name and title)	(Printed name and title)
Richard Nassar

(Table Deleted)	12/29/2017
M+W U.S., Inc.
DESIGN-BUILDER
Name: Werner Greyling
Title: VP Operations
201 Fuller Road, Suite 401
Albany, New York 12203
/s/ Werner Greyling

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